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                                                                 EXHIBIT 11
                               BIRD CORPORATION
                 COMPUTATION OF EARNINGS PER COMMON SHARE (1)
          (Thousands of dollars, except share and per share amounts)

                                                       THREE MONTHS ENDED
                                                     ----------------------
                                                           MARCH 31,
                                                        1995        1994
                                                     ----------  ----------
Primary earnings per share
- --------------------------
  Earnings (loss) from continuing operations         $    9,036  $   (3,398)
  Deduct dividend requirements:
    Preferred stock                                          (7)         (7)
    Convertible preference stock                           (377)       (377)
                                                     ----------  ----------
  Net earnings (loss) from continuing operations     $    8,652  $   (3,782)

  Net loss from discontinued operations                    (236)       (750)
                                                     ----------  ----------
  Net earnings (loss) applicable to
    common stock                                     $    8,416  $   (4,532)
                                                     ----------  ----------

  Weighted average number of common
    shares outstanding (1)                            4,101,951   4,131,721
  Assuming exercise of options reduced by
    the number of shares which could have
    been purchased with the proceeds from
    exercise of such options   (3)                        6,592           0
                                                     ----------  ----------

  Weighted average number of common
    shares outstanding as adjusted                    4,108,543   4,131,721
                                                     ----------  ----------

  Primary earnings (loss) per common share:
     Continuing operations                           $     2.11  $    (0.92)
     Discontinued operation                          $    (0.06) $    (0.18)
                                                     ----------  ----------
    Applicable to common stock                       $     2.05  $    (1.10)
                                                     ==========  ==========


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
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                                                                 EXHIBIT 11
                               BIRD CORPORATION
                 COMPUTATION OF EARNINGS PER COMMON SHARE (1)
          (Thousands of dollars, except share and per share amounts)

                                                       THREE MONTHS ENDED
                                                     ----------------------
                                                           MARCH 31,
                                                        1995        1994
                                                     ----------  ----------
Fully diluted earnings per share (2)
- ------------------------------------
  Earnings (loss) from continuing operations         $    9,036  $   (3,398)
  Deduct dividend requirements of
    preferred stock                                          (7)         (7)
                                                     ----------  ----------
  Net earnings (loss) from continuing operations          9,029      (3,405)

  Net loss from discontinued operations                    (236)       (750)
                                                     ----------  ----------
  Net earnings (loss) applicable to
    common stock                                     $    8,793  $   (4,155)
                                                     ----------  ----------


  Weighted average number of common
    shares outstanding (1)                            4,101,951   4,131,721
  Assuming exercise of options reduced by
    the number of shares which could have
    been purchased with the proceeds from
    exercise of such options (3)                          6,592           0
  Assuming conversion of convertible
    preference stock                                    731,955     731,955
                                                     ----------  ----------

  Weighted average number of common
    shares outstanding as adjusted                    4,840,498   4,863,676
                                                     ----------  ----------

  Fully diluted earnings (loss) per common share
    applicable to common stock:
    Continuing operations                            $     1.87  $    (0.70)
    Discontinued operation                           $    (0.05) $    (0.15)
                                                     ----------  ----------
                                                     $     1.82  $    (0.85)
                                                     ==========  ==========

(1) See Note 1 of Notes to Consolidated Financial Statements.

(2) These calculations are submitted in accordance with Securities Exchange Act of 1934, Release No. 9083, although in certain instances, it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

(3) APB 15 paragraph 30 indicates computation of primary earnings per share should not give effect to common stock equivalents if their inclusion has the effect of decreasing the loss per share amount otherwise computed or is anti-dilutive.

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